Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements, File Nos. 33-24182, 33-24183, 33,51899, 33-28995, 33-37454, 33-39695, 33-56637, 333-03657,
333-73161, 333-73163, 333-73169 and 333-85925.



                             /s/Arthur Andersen LLP
Cincinnati, Ohio             Arthur Andersen LLP
December 14, 1999